UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): August 2, 2005

                        NATIONAL INVESTMENT MANAGERS INC.
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               (Exact Name of Registrant as Specified in Charter)

        Florida                   2-97360-A                    59-2091510
(State of Incorporation)   (Commission File Number)          (IRS Employer
                                                           Identification No.)


                          830 Third Avenue, 14th Floor
                               New York, NY 10022
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               (Address of principal executive offices) (Zip Code)

                                 (212) 355-1547
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 -  Entry into a Material Definitive Agreement

Item 2.01 - Completion of Acquisition or Disposition of Assets

Acquisition of Stephen H. Rosen Associates, Inc. and Haddon Strategic Alliances, Inc.

On August 2, 2005, National Investment Managers Inc. (the "Company") entered into, and consummated, a stock purchase agreement (the "Rosen Acquisition") with the shareholders of Stephen H. Rosen & Associates, Inc. ("Rosen"), and a stock exchange agreement (the "Haddon Acquisition") with the shareholder of Haddon Strategic Alliances, Inc. ("Haddon"). Rosen is a New Jersey-based retirement planning, pension plan design and administration company. Revenues are generated by Rosen through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients, including plan review and design, and through the sale of certain products. Representatives of Haddon are licensed registered representatives who work in conjunction with an unaffiliated registered broker dealer to provide investment advisory services to corporations, individuals and retirement plan trustees. Haddon is also engaged in the business of insurance product sales through licensed and authorized brokers and agents, with fee income generated through commissions on product sales.


The purchase price for the Rosen Acquisition was $3,000,000, of which $2,100,000 was paid in cash at closing to the two shareholders of Rosen, and $900,000 was paid in the form of convertible promissory notes of the Company. The cash purchase price for the Rosen Acquisition was funded through the Company's existing credit facility with Laurus Master Fund, Ltd. The notes bear interest at the rate of 7% annually, and note principal is payable in equal annual installments totaling $450,000 on July 31, 2006 and July 31, 2007. Amounts due under the notes are subject to offset for indemnification claims under the purchase agreement for a two-year period, as well as for Rosen's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing. In addition, to the extent that Rosen exceeds certain agreed-upon EBITDA levels, 30% of such excess is payable as additional principal under the notes to the former Rosen shareholders.

The notes are immediately convertible into common stock of the Company until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise. The shares issuable upon conversion of the notes, which have not been registered under the Securities Act of 1933 or state blue sky laws, are subject to "piggyback" registration rights in favor of the holders, with the effectiveness of such registration to be maintained for a period of 270 days.

The purchase price for the Haddon Acquisition consisted of the exchange of Haddon stock for 333,334 shares of common stock of the Company valued at $500,000 as of the closing, based on the average bid price per share of $1.50 over the ten trading days immediately preceding the closing. These shares, which have not been registered under the Securities Act of 1933 or state blue sky laws, are subject to "piggyback" registration rights in favor of the holder, with the effectiveness of such registration to be maintained for a period of 270 days. The purchase price is subject to reduction for Hadden's failure to achieve agreed-upon levels of EBITDA for the two 12-month periods following the closing, as well as for Hadden's failure to achieve agreed-upon levels net revenues from its existing clients for the two 12-month periods following the closing. Hadden's obligation to repay a portion of the purchase price is secured by certain securities accounts of Hadden's former shareholder.


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Item 3.02 Unregistered Sales of Equity Securities

As described above in Items 1.01 and 2.01, on August 2, 2005, we agreed to issue 333,334 shares of our common stock to the former shareholder of Haddon in exchange for 100% of the capital stock of Haddon. In addition, we issued $900,000 principal amount of convertible notes to the two former stockholders of Rosen that are immediately convertible into common stock of the Company until July 31, 2007 at a price equal to the fair market value of the common stock on the "Determination Date", which is the June 30 or December 31 of the prior year, whichever is most recent, preceding the date of exercise. In addition, we issued 5-year options for an aggregate of 55,000 shares of our common stock to the two former stockholders of Rosen, based on an exercise price of $1.50 per share, representing the average bid price per share for our common stock of $1.50 over the ten trading days immediately preceding the closing. 50,000 of such options granted to one former shareholder of Rosen vest in equal monthly increments over a 24-month period commencing September 1, 2005, and 5,000 of such options granted to the other former shareholder of Rosen vest immediately.

The issuance of our common stock and of convertible securities and options to acquire common stock were made as a private placement in accordance with Section 4(2) under the Securities Act pursuant to an exemption from the registration requirements under the Securities Act of 1933. The common stock and options we issued in the acquisition, and the shares of our common stock underlying the options and convertible notes, are `restricted securities' under the Securities Act of 1933 and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Securities Act of 1933 is available to a particular selling stockholder.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 3, 2005, in accordance with Section 607.0809 of the Florida Statutes and Article II, Section 3 of the Company's by-laws, the Company, by the affirmative vote of a majority of the Company's directors at a regularly scheduled meeting of the Board of Directors, increased the numbers of directors by one and selected Mr. Thomas J. Mackell, Jr. to fill that vacancy, to serve until the next election of directors. There has not yet been any determination regarding the committees of the Board on which Mr. Mackell will serve.

Mr. Mackell, 63, is Chairman of the Board of Directors of the Federal Reserve Bank of Richmond, a member of the Employee Benefits Committee of the Federal Reserve System, President of the Association of Benefit Administrators and an advisor in the employee benefits field in the public and private sectors.

Mr. Mackell is a party to a consulting agreement with the Company, effective February 11, 2005, with a one year term, under which he is entitled to a consulting fee based on the value of acquisition transactions consummated in which he introduced the acquired company to the Company. No consulting fees have yet been paid to Mr. Mackell under this arrangement.

Item 9.01 Financial Statements and Exhibits.

      (a)   Financial statements of business acquired.

            To be filed by amendment no later than 71 calendar days after August 2, 2005.

      (b)   Pro forma financial information.

            To be filed by amendment no later than 71 calendar days after August 2, 2005.

      (c)   Index of Exhibits.


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    Exhibit
    Number                      Description
    ------                      -----------

      4.1 Convertible Promissory Note, dated August 2, 2005, issued by the Company to Stephen H. Rosen.

      4.2 Convertible Promissory Note, dated August 2, 2005, issued by the Company to Elizabeth Davies.

      4.3 Common Stock Option, dated August 2, 2005, issued by the Company to Stephen H. Rosen.

      4.4 Common Stock Option, dated August 2, 2005, issued by the Company to Elizabeth Davies.

      4.5 Subordination Agreement, dated August 2, 2005, among Stephen H. Rosen, Elizabeth Davies and Laurus Master Find, Ltd., as acknowledged by the Company.

      10.1 Stock Purchase Agreement, dated August 2, 2005, among the Company, Stephen H. Rosen Associates, Inc., Stephen H. Rosen and Elizabeth Davies.

      10.2 Stock Purchase Agreement, dated August 2, 2005, among the Company, Haddon Strategic Alliances, Inc. and John Ermilio.

      10.3 Employment Agreement, dated as of August 2, 2005, between the Company and Stephen H. Rosen.

      10.4 Employment Agreement, dated as of August 2, 2005, between the Company and John Ermilio.

      10.5 Noncompetition Agreement, dated as of August 2, 2005, between the Company and Stephen H. Rosen.

      10.6 Noncompetition Agreement, dated as of August 2, 2005, between the Company and John Ermilio.

      99.1  Press Release, dated August 5, 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


NATIONAL INVESTMENT MANAGERS INC.

By: /s/ Richard Stierwalt
Name: Richard Stierwalt
Title: President and Chief Executive Officer


Date: August 5, 2005


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